Exhibit 99.1

[Logo of Extended Stay America]

For Immediate Release

For More Information, Contact:

Corry W. Oakes, III, President & COO

(864) 573-1615

Gregory R. Moxley, CFO

(864) 573-1635

EXTENDED STAY AMERICA, INC.

ANNOUNCES FIRST CASH DIVIDEND TO STOCKHOLDERS

Spartanburg, SC – October 29, 2003 – Extended Stay America, Inc. (NYSE:ESA), a leading provider of extended stay lodging, today announced that its Board of Directors declared a cash dividend of $0.04 per share payable on November 25, 2003, to stockholders of record on November 10, 2003. The Board of Directors declared this dividend on October 28, 2003, after the announcement of its third quarter earnings.

“We are pleased to announce our first cash dividend to stockholders,” George D. Johnson, Jr., CEO, commented. “Recent changes to the federal taxation of dividends provide an opportunity to begin returning capital to our stockholders in an efficient manner, and we believe that we have sufficient cash flow from operations not only to sustain our current development plans but also to begin sharing dividends with our stockholders. We remain extremely confident in our business model and the long-term prospects for extended stay lodging and believe that paying dividends within the limitations of the Company’s amended credit agreement should not delay our current development plans. Although we anticipate the need to retain much of the Company’s cash for continued growth, our intention is to pay dividends on a quarterly basis depending on our operating results, cash flow, and development plans.”

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates, and expectations is contained in the Company’s SEC filings.

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